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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-116715 and 333-126621 on Form S-8 of our reports relating to the consolidated financial statements of Color Kinetics Incorporated and management's report of the effectiveness of internal control over financial reporting, dated March 10, 2006, appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 10, 2006